Exhibit 10.1

Form of Stock Award for Non-Employee Directors

MARLIN BUSINESS SERVICES CORP.

2014 EQUITY COMPENSATION PLAN

STOCK AWARD AGREEMENT

The Board of Directors of Marlin Business Services Corp. (the “Board”) has determined to grant to you a stock award for shares of common stock of Marlin Business Services Corp. (the “Company”) under the Marlin Business Services Corp. 2014 Equity Compensation Plan (the “Plan”). The terms of the grant are set forth in the Stock Award Agreement (the “Agreement”) provided to you. The following provides a summary of the key terms of the Agreement; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the Agreement.

SUMMARY OF STOCK AWARD GRANT

Grantee:

Date of Grant:

Total Number of Shares Granted:

Vesting Schedule:	*

*	The Grantee must be providing service to the Company as a non-employee director on the Board on the applicable date for the Stock Award to become vested.

MARLIN BUSINESS SERVICES CORP.

2014 EQUITY COMPENSATION PLAN

STOCK AWARD AGREEMENT

This STOCK AWARD AGREEMENT, dated as of                  , 20     (the “Date of Grant”), is delivered by Marlin Business Services Corp. (the “Company”) to              (the “Grantee”).

RECITALS

A. The Marlin Business Services Corp. 2014 Equity Compensation Plan (the “Plan”) provides for the grant of stock awards in accordance with the terms and conditions of the Plan.

B. The Board of Directors of the Company (the “Board”) has decided to make a stock award grant as an inducement for the Grantee to promote the best interests of the Company and its shareholders and the terms and conditions of such stock award shall be memorialized in this Stock Award Agreement (the “Agreement”). The Grantee may receive a copy of the Plan by contacting             , at 888-479-9111, ext.             .

NOW, THEREFORE, the terms and conditions of this Agreement are as follows:

1. Stock Award Grant. Subject to the terms and conditions set forth in this Agreement and the Plan, the Board hereby grants the Grantee              shares of common stock of the Company, subject to the restrictions set forth below and in the Plan (“Restricted Stock”). Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to this Agreement and the Plan.

2. Vesting and Nonassignability of Restricted Stock.

(a) The shares of Restricted Stock shall become fully vested, and the restrictions described in Paragraphs 2(b) and 2(c) shall lapse, on                      (the “Vesting Date”), if the Grantee continues to a member of the Board from the Date of Grant to the applicable Vesting Date.

(b) If the Grantee’s service with the Company as a non-employee director on the Board terminates for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited and immediately returned to the Company.

(c) During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non-vested Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of by the Grantee. Any attempt to sell, assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.

3. Issuance of Certificates.

(a) Stock certificates representing the Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non-certificated restricted shares until the Restricted Stock vests. During the Restriction Period, the Grantee shall receive any cash dividends with respect to the shares of Restricted Stock, may vote the shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

(b) When the Grantee obtains a vested right to shares of Restricted Stock, vested shares shall be issued to the Grantee (either in certificated or non-certificated form, in the Company’s discretion), free of the restrictions under Section 2 of this Agreement.

(c) The obligation of the Company to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.

4. Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Restricted Stock, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

5. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Board shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. By accepting this grant, the Grantee agrees to be bound by the terms of the Plan and this Agreement and that all decisions and determinations of the Board with respect to the Grant shall be final and binding on the Grantee and the Grantee’s beneficiaries.

6. Withholding. If required by applicable law, the Grantee shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant or vesting of the Restricted Stock.

7. Restrictions on Sale or Transfer of Shares.

(a) The Grantee will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the shares underlying this grant unless the shares are registered under the

Securities Act of 1933, as amended (the “Securities Act”) or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act.

(b) The Grantee agrees to be bound by the Company’s policies regarding the limitations on the transfer of the shares subject to this grant and understands that there may be certain times during the year that the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares. The Grantee also acknowledges and agrees that this grant is subject to any applicable clawback, recoupment or other policies relating to shares of common stock of the Company implemented by the Board or the Company, as in effect from time to time.

8. No Employment or Other Rights. This grant shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer (as defined in the Plan) and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9. Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

10. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

11. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this instrument effective as of the Date of Grant.

MARLIN BUSINESS SERVICES CORP.

By: